Exhibit 32
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                Written Statement of the Chief Executive Officer
                          Pursuant to 18 U.S.C. ss.1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Fresh Brands, Inc. (the "Company"), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended July 12, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Elwood F. Winn
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Elwood F. Winn
President and Chief Executive Officer
August 25, 2003



/s/ S. Patric Plumley
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S. Patric Plumley
Senior Vice President, Chief Financial Officer
Secretary and Treasurer
August 25, 2003